Exhibit 99.1

BOOKHAM, INC.
ATTN: STOCK ADMINISTRATION
2584 JUNCTION AVENUE
SAN JOSE, CA 95134
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Bookham, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BOOKH1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BOOKHAM, INC.
The shares of Bookham, Inc. represented by this proxy will be voted as directed by the undersigned for the Bookham Proposals specified herein. If no direction is given with respect to any Bookham Proposal specified herein, this proxy will be voted FOR each of Bookham Proposal Nos. 1, 2, 3 and 4. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the special meeting or any adjournment thereof.

Vote on Proposals — The Board of Directors unanimously recommends a vote FOR each of Bookham Proposal Nos. 1, 2, 3 and 4:		For	Against	Abstain

1.
To approve the issuance of shares of Bookham common stock in the merger contemplated by the Agreement and Plan of Merger and Reorganization, dated as of January 27, 2009, by and among Bookham, Inc., Ultraviolet Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Bookham, and Avanex Corporation, a Delaware corporation.
		☐	☐	☐

2.	To approve an amendment to Bookham’s restated certificate of incorporation to increase the number of authorized shares of Bookham common stock to 450,000,000 (on a pre-reverse stock split basis).	☐	☐	☐

3.
To approve amendments to Bookham’s restated certificate of incorporation that would effect a reverse stock split, pursuant to which any whole number of issued and outstanding shares of Bookham common stock between and including five and thirty would be combined and reclassified into one share of Bookham common stock, and pursuant to which the total number of authorized shares of Bookham common stock and preferred stock would be proportionately reduced, and to authorize the Bookham board of directors to select and file one such amendment that would effect the reverse stock split within such range and that would proportionately reduce the total number of authorized shares of Bookham common stock and preferred stock.
		☐	☐	☐

4.
To approve an adjournment of the Bookham special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of any of Bookham Proposal Nos. 1, 2 or 3.
		☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

BOOKH2
PROXY
BOOKHAM, INC.
SPECIAL MEETING OF STOCKHOLDERS
                    , 2009
This Proxy is solicited on behalf of the Board of Directors of Bookham, Inc.
     The undersigned hereby appoints Alain Couder, Kate Rundle and Jerry Turin, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Bookham, Inc. that the undersigned may be entitled to vote at the Special Meeting of Stockholders of Bookham, Inc. to be held at principal executive offices of Bookham, Inc. located at 2584 Junction Avenue, San Jose, California 95134, on           ,    , 2009 at           (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
     Unless a contrary direction is indicated, this Proxy will be voted FOR each of Bookham Proposal Nos. 1, 2, 3 and 4, as more specifically described in the Joint Proxy Statement/Prospectus. If specific instructions are indicated, this Proxy will be voted in accordance therewith.
Unless voting these shares by the Internet or telephone, please vote, date and sign on the reverse side and return promptly in the enclosed postage pre-paid envelope.
Has your address changed? Do you have any comments?

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE SIDE